EXHIBIT 10.1

AGREEMENT TO AMEND AND RESTATE
COMMON STOCK PURCHASE WARRANT

This Agreement to Amend and Restate Common Stock Purchase Warrant (this “Agreement”) dated July 14, 2021, and effective June 6, 2021 (the “Effective Date”), is by and among Golden Matrix Group, Inc., a Nevada corporation (the “Company”) and Knutsson Holdings AB (the “Holder”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on or around January 20, 2021, the Holder purchased from the Company, pursuant to its entry into a Subscription Agreement, dated on or around the same date (the “Subscription Agreement”), an aggregate of 1,000,000 units, with each unit consisting of one share of restricted common stock of the Company and one warrant to purchase one share of common stock of the Company (the “Warrants” and the agreement evidencing such Warrants (W0012), the “Warrant Agreement”);

WHEREAS, the Warrants have an exercise price of $6.00 per share (and no cashless exercise rights), and were exercisable until the earlier of (a) January 14, 2023, and (b) the 30th day after the Company provided the Holder notice that the closing sales price of the Company’s common stock had closed at or above $10.00 per share for a period of ten consecutive trading days (a “Trigger Event”);

WHEREAS, the Warrants included a beneficial ownership limitation, which limited the exercise of the Warrants held by the Holder in the event that upon exercise such Holder (and any related parties) would hold more than 4.999% of the Company’s outstanding shares of common stock (the “Beneficial Ownership Limitation”);

WHEREAS, from April 26, 2021, to May 7, 2021 (the “Triggering Date”)(ten consecutive trading days), the closing sales price of the Company’s common stock closed at or above $10.00 per share and a Trigger Event was deemed to have occurred;

WHEREAS, notwithstanding the occurrence of a Trigger Event, as the total number of shares of common stock issuable upon exercise of the Warrants held by the Holder would have exceeded the Beneficial Ownership Limitation, and as an accommodation to the Holder, on May 11, 2021, the Company agreed to provide the Holder 61 days from the Triggering Date, or until July 11, 2021, to exercise the Warrants;

WHEREAS, the Holder’s ability to exercise the Warrants remained constrained by the Beneficial Ownership Limitation, and as a further accommodation to the Holder and in consideration for the Partial Exercise (defined below), the Company agreed in principle with the Holder, and subject to approval of the Company’s Board of Directors, to extend the expiration date of the Warrants to November 11, 2022 (the “Extended Expiration Date”);

WHEREAS, in consideration for the Company agreeing to the Extended Expiration Date, the Holder agree to, and in fact did, exercise warrants to purchase 170,000 shares of the Company’s common stock (the “Partial Exercise”) on July 9, 2021; and

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WHEREAS, the Parties now desire to amend and restate the Warrant Agreement evidencing the Warrants to reflect the Partial Exercise and the Extended Expiration Date, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency of, the Parties hereto agree as follows:

1. Amendment and Restatement of Warrant Agreement.

(a) Effective as of the Effective Date, the Warrant Agreement is deemed amended, superseded, replaced and restated by the Amended and Restated Common Stock Purchase Agreement in the form of Exhibit A hereto (the “Amended and Restated Warrant Agreement”).

(b) The Parties agree that the Amended and Restated Warrant Agreement is being agreed to by the Parties (i) in order to settle any issues associated with the terms of the prior Warrant Agreement, including complexities associated therewith, as the original Warrant Agreement did not contemplate a holder of such prior Warrant Agreement being unable to exercise such Warrant Agreement upon the occurrence of a Trigger Event due to the Beneficial Ownership Limitation; (ii) in consideration for the Partial Exercise by the Holder; and (iii) as an accommodation by the Company to the Holder.

2. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and the Amended and Restated Warrant Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the Amended and Restated Warrant Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

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(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Agreement and the Amended and Restated Warrant Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement and the Amended and Restated Warrant Agreement on behalf of such entity.

4. Representations, Covenants and Warranties of Holder. The Holder hereby re-represents, re-confirms and re-warranties, effective as of the date of its execution of this Agreement below (the “Execution Date”), each of the representations and warranties of the Holder set forth in Section C of the Subscription Agreement as of such Execution Date and in connection with the warrants granted to the Holder pursuant to the Amended and Restated Warrant Agreement, and issuable upon exercise thereof, and further confirms and acknowledges that such Holder is currently an “accredited investor” as defined in Rule 501 of the Securities Act of 1933, as amended.

5. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the Amended and Restated Warrant Agreement and the transactions contemplated herein and therein.

6. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

7. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise, including the prior Warrant Agreement.

8. Fully Informed; Arm’s Length Transaction. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement and the Amended and Restated Warrant Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement and the Amended and Restated Warrant Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement and the Amended and Restated Warrant Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement and the Amended and Restated Warrant Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement and the Amended and Restated Warrant Agreement; and (e) this Agreement and the Amended and Restated Warrant Agreement are the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

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9. No Presumption from Drafting. This Agreement and the Amended and Restated Warrant Agreement have been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement and the Amended and Restated Warrant Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement and the Amended and Restated Warrant Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement and the Amended and Restated Warrant Agreement will be applied in any action relating to, connected with or involving this Agreement and the Amended and Restated Warrant Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement and the Amended and Restated Warrant Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement and the Amended and Restated Warrant Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties.

10. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Clark County, Nevada. The Company by signing this Agreement below and the Holder by accepting this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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11. Effect of Facsimile and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective as of the Effective Date.

(“Company”)

Golden Matrix Group, Inc.

By:__ /s/ Anthony Brian Goodman___________________________

Its:___CEO____________________________________________

Printed Name:___Anthony Brian Goodman____________________

(“Holder”)

Knutsson Holdings AB

By:___/s/ Tristan Sjoberg_________________________________

Its:___Director_________________________________________

Printed Name:___Tristan Sjoberg___________________________

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